                                                                    EXHIBIT 12.2


                          DORAL FINANCIAL CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                      YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------------------
                                                                        2000         1999       1998        1997        1996
                                                                      --------    --------    --------    --------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                    285,275     163,269     115,894      62,269     47,130
                                                                      --------    --------    --------    --------    -------

TOTAL EARNINGS                                                        $381,427    $239,882    $175,733    $100,066    $78,409
                                                                      ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                                $283,849    $160,712    $114,396    $ 60,912    $45,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                 1,921       2,286         544         526        586
     An estimate of the interest component within rental expense         2,034       1,474       1,080         831        687
                                                                      --------    --------    --------    --------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         287,804     164,472     116,020      62,269     47,130
                                                                      --------    --------    --------    --------    -------

Preferred dividend requirements                                          6,806       5,139         676         130         14
Ratio of pre tax income to net income                                    1.133       1.133       1.133       1.161      1.156
                                                                      --------    --------    --------    --------    -------

PREFERRED DIVIDEND FACTOR                                                7,711       5,821         766         151         16
                                                                      --------    --------    --------    --------    -------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                     $295,515    $170,293    $116,786    $ 62,420    $47,147
                                                                      ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS          1.29        1.41        1.50        1.60       1.66
                                                                      ========    ========    ========    ========    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                        $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                    223,273     127,485      98,456      52,255     41,604
                                                                      --------    --------    --------    --------    -------

TOTAL EARNINGS                                                        $319,425    $204,098    $158,295    $ 90,052    $72,883
                                                                      ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                                $221,847    $124,928    $ 96,916    $ 50,898    $40,331
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                 1,921       2,286         544         526        586
     An estimate of the interest component within rental expense         2,034       1,474       1,080         831        687
                                                                      --------    --------    --------    --------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         225,802     128,688      98,540      52,255     41,604
                                                                      --------    --------    --------    --------    -------

Preferred dividend requirements                                          6,806       5,139         676         130         14
Ratio of pre tax income to net income                                    1.133       1.133       1.133       1.161      1.156
                                                                      --------    --------    --------    --------    -------

PREFERRED DIVIDEND FACTOR                                                7,711       5,821         766         151         16
                                                                      --------    --------    --------    --------    -------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                     $233,513    $134,509    $ 99,306    $ 52,406    $41,621
                                                                      ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS          1.37        1.52        1.59        1.72       1.75
                                                                      ========    ========    ========    ========    =======

                           DORAL FINANCIAL CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS


                                                                             SIX-MONTH
                                                                            PERIOD ENDED
                                                                           JUNE 30, 2001
                                                                         ------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                             142,623
                                                                               --------

TOTAL EARNINGS                                                                 $209,334
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $144,819
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            318
     An estimate of the interest component within rental expense                  1,074
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  146,211
                                                                               --------

Preferred dividend requirements                                                   4,704
Ratio of pre tax income to net income                                             1.033
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         4,859
                                                                               --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                              $151,070
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                   1.39
                                                                               ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                             106,957
                                                                               --------

TOTAL EARNINGS                                                                 $173,668
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $109,153
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            318
     An estimate of the interest component within rental expense                  1,074
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  110,545
                                                                               --------

Preferred dividend requirements                                                   4,704
Ratio of pre tax income to net income                                             1.033
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         4,859
                                                                               --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                              $115,404
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                   1.50
                                                                               ========